EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                            SZM ACQUISITION II, INC.

                                       AND

                              TNX TELEVISION, INC.

It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

                  (i) SZM ACQUISITION II, INC., which is incorporated under the laws of the State of Delaware; and

                  (ii) TNX TELEVISION, INC., which is incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is TNX TELEVISION, INC., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of TNX TELEVISION, INC., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                            1811 Chestnut Street
                                            Suite 120
                                            Philadelphia, Pennsylvania 19103


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         6. A copy of the aforesaid Agreement of Merger will be furnished by the
aforesaid  surviving   corporation,   on  request,  and  without  cost,  to  any
stockholder of each of the aforesaid constituent corporations.

Dated:

SZM ACQUISITION II, INC.

By:   /S/ NICOLE SHERMAN
      --------------------------------
      Nicole Sherman, President

Dated:

TNX TELEVISION, INC.

By:   /S/ IRWIN L. GROSS
      --------------------------------
      Irwin L. Gross, Chairman and CEO


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